SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ADVANCED ANALOGIC TECHNOLOGIES

INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Notice of 2007 Annual Meeting of Stockholders

and Proxy Statement

Meeting Date:

June 25, 2007

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

To Our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated. The Annual Meeting will be held on Monday June 25, 2007, at 1:30 p.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, California 94304.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2006. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of April 27, 2007 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Richard K. Williams

Richard K. Williams

President, Chief Executive Officer and Chief Technical Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, June 25, 2007

Time:	1:30 p.m. local time

Place:	Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Matters to be voted on:

1.	Election of Samuel J. Anderson and Kenneth P. Lawler as Class II directors.

2.	Ratification of Deloitte & Touche LLP as independent auditors.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 27, 2007 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

/s/ Brian R. Mcdonald

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

April 30, 2007

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

PROXY STATEMENT FOR 2007

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Advanced Analogic Technologies Incorporated (“AnalogicTech”), for use at the Annual Meeting of Stockholders to be held on Monday, June 25, 2007, at 1:30 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, California 94304. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report for the fiscal year ended December 31, 2006, including financial statements, were first mailed on or about May 18, 2007, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 830 East Arques Avenue, Sunnyvale, California, 94085, and our telephone number is (408) 737-4600.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records showed that you owned shares of AnalogicTech as of April 27, 2007 (the “Record Date”). At the close of business on that date, we had a total of 44,571,753 shares of common stock issued and outstanding, which were held of record by approximately 147 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will also provide details regarding Internet and telephone voting. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Please refer to the summary voting instructions included on your proxy card. Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented	We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of Samuel J. Anderson and Kenneth P. Lawler to the Board of Directors as Class II Directors; and

•	“FOR” ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2007.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2008 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than January 20, 2008 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2008 Annual Meeting of Stockholders that is not to be included in AnalogicTech’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in AnalogicTech’s bylaws no later than January 20, 2008. AnalogicTech’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and on our website at www.aati.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board of Directors. Our Board of Directors currently consists of two Class I directors, two Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees

The Corporate Governance and Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Samuel J. Anderson and Kenneth P. Lawler, as nominees for election to Class II of the Board of Directors at the Annual Meeting. Each of these nominees currently serves on our Board of Directors. If elected, Messrs. Anderson and Lawler will each serve as a director until our annual meeting in 2010, their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Anderson and Lawler. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF SAMUEL J. ANDERSON

AND KENNETH P. LAWLER TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees	The following table sets forth information regarding our directors and the nominees as of March 31, 2007:

Name	Age	Position	Director Since
Class I directors whose terms expire at the 2009 Annual Meeting:
Jaff Lin	59	Director	1999
Richard K. Williams	48	President, Chief Executive Officer, Chief Technical Officer and Director	1998

Class II nominees to be re-elected at the 2007 Annual Meeting:
Samuel J. Anderson	49	Chairman of the Board of Directors	2001
Kenneth P. Lawler	47	Director	2004

Class III directors whose terms expire at the 2008 Annual Meeting:
Chandramohan Subramaniam	51	Director	2007
Thomas Weatherford	60	Director	2004

There are no family relationships between any director, director nominee and executive officer.

Jaff Lin

Mr. Lin has served as a director since June 1999. Mr. Lin co-founded Maton Venture in 1997 and has served as a Managing Director since its inception. Mr. Lin served as Chief Technical Officer and previously as Vice President of Engineering at BusLogic, Inc. from November 1990 to March 1996. Prior to that, Mr. Lin served in various engineering and marketing management capacities at Cirrus Logic, Inc., Compass Development, Inc. and Scientific Micro Systems. Mr. Lin received an M.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and a B.S. in Nuclear Engineering from the National Tsing Hua University in Taiwan.

Richard K. Williams

Mr. Williams, one of our founders, has served as our President and Chief Executive Officer since April 2000 and also as our Chief Technical Officer and a director since September 1998. From September 1998 to April 2000, Mr. Williams previously served as our Vice President of Engineering and Product Strategy. Prior to joining us, Mr. Williams served at Siliconix incorporated from September 1980 to September 1998, most recently as Senior Director of Device Concept & Design. Mr. Williams holds more than 200 U.S. patents in device, process, package, circuit, system and application methods and apparatus, and has written over 100 published articles and invited papers. Mr. Williams is a member of the Institute of Electrical and Electronic Engineers. Mr. Williams received an M.S. in Electrical Engineering from Santa Clara University and a B.S., with honors, in Electrical Engineering (specializing in semiconductor device physics and fabrication) from the University of Illinois at Urbana-Champaign.

Samuel J. Anderson

Mr. Anderson has served as a director and as Chairman of our Board of Directors since August 2001. Mr. Anderson was a founder of Great Wall Semiconductor Corporation and has served as its Chairman, President and Chief Executive Officer since January 2002. Mr. Anderson previously served as Vice President of Business Development at ON Semiconductor Corporation from August 1999 to December 2001 and held various positions in the semiconductor products sector of Motorola, Inc. from June 1986 to August 1999. Mr. Anderson also serves on the board of directors of Vicor Corporation. Mr. Anderson holds over 20 U.S. patents in the area of semiconductor technology. Mr. Anderson received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, Ireland and a B.S. in Electronics from the University of Ulster, Ireland.

Kenneth P. Lawler

Mr. Lawler has served as a director since January 2004. Since February 1995, Mr. Lawler has served as a General Partner of the Battery Ventures fund organization. Mr. Lawler is a Managing Member of the general partner of Battery Ventures VI, L.P. and Battery Investment Partners VI, LLC. Prior to joining Battery Ventures in 1995, Mr. Lawler spent ten years in venture capital at Patricof & Co. Ventures, now known as Apax Partners, and Berkeley International Capital Corporation. Prior to 1985, he worked in product management at Advanced Micro Devices, Inc. and in engineering management at Teradyne, Inc. and Fairchild Semiconductor International, Inc. Mr. Lawler also serves on the board of directors of SigmaTel, Inc. and on the Venture Capital Advisory Board for the Fabless Semiconductor Association. Mr. Lawler received an M.B.A. from the University of California, Los Angeles and an M.S. and a B.S. in Industrial Engineering from Stanford University.

Chandramohan Subramaniam

Mr. Subramaniam has served as a director since March 2007. Mr. Subramaniam has served as President of the Puja Consulting Group since January 2005. Prior to that, Mr. Subramaniam served as the Senior Vice President of Operations for MEMC Electronics Materials, Inc., a public silicon wafer manufacturing company, from December 2003 to December 2004. Prior to that, Mr. Subramaniam was the Vice President and Director of Final Manufacturing for ON Semiconductor Corporation, a public semiconductor company, from May 1999 to December 2003. Before joining ON Semiconductor Corporation, Mr. Subramaniam held various positions at Motorola, Inc. from 1983 to 1999. Mr. Subramaniam also currently serves on the board of directors of IceMos Technology Ltd., a private company. Mr. Subramaniam received a B.S. in Electrical/Electronics Engineering from the University of Manchester, England.

Thomas Weatherford

Ms. Weatherford has served as a director since July 2004. Mr. Weatherford served as Executive Vice President and Chief Financial Officer at Business Objects S.A. from September 1997 until his retirement in January 2003. Mr. Weatherford previously held senior financial positions at NETCOM On-Line Communication Services, Inc., Logitech, Inc., Texas Instruments Incorporated, Schlumberger and Tandem Computers, Inc. Mr. Weatherford also serves on the boards of directors of Mellanox Technologies, Saba Software, Inc., Smart Modular Technologies (WWH), Inc., Synplicity, Inc., and Tesco Corporation. Mr. Weatherford received a B.B.A. from the University of Houston.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held seven meetings during fiscal year 2006. All directors attended at least 75% percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2006.

Board Independence

The Board of Directors has determined that each of its current directors, except Richard K. Williams, has no material relationship with AnalogicTech and is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has Audit, Corporate Governance and Nominating, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, its function and the number of meetings held during fiscal year 2006.

Audit Committee

The Audit Committee consists of Messrs. Weatherford, Anderson and Lawler; each of whom is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that Mr. Weatherford is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held four meetings during fiscal year 2006. Mr. Weatherford serves as Chairman of the Audit Committee.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	selecting and hiring our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements and regulatory filings regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter was filed as Appendix A to the proxy related to our 2006 Annual Meeting of Stockholders and is available on our website at www.aati.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Anderson, Lawler, Lin, Subramaniam and Weatherford, each of whom is independent within the meaning of the NASDAQ Global Market, Inc. director independence standards, as currently in effect. Currently, none of the members of the Corporate Governance and Nomination Committee serve as its chair. The Corporate Governance and Nominating Committee did not hold any meetings during fiscal year 2006 but acted by unanimous written consent on one occasion.

The Corporate Governance and Nominating Committee’s purpose is to assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with criteria set by our board, and to develop our corporate governance principles. This committee’s responsibilities include:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.aati.com.

Stockholder Recommendations and Nominations

Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to:

Corporate Secretary
Advanced Analogic Technologies Incorporated
830 East Arques Avenue
Sunnyvale, California 94085

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and AnalogicTech within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

A stockholder desiring to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications

We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, experience, length of service and other commitments. This committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the Board of Directors meet the independent director standard under rules of the Nasdaq Global Market, Inc. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board of Directors.

Identification and Evaluation of Nominees for Directors

The Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management.

After such review and consideration, the Corporate Governance and Nominating Committee selects, or recommends that the Board of Directors select, the slate of director nominees.

Compensation Committee

The Compensation Committee consists of Messrs. Anderson, Lawler and Lin. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2006 and acted by unanimous written consent on several occasions.

The Compensation Committee’s purpose is to assist our Board of Directors in determining the compensation for our senior management and directors and recommend these plans to our board. This committee’s responsibilities include:

•	reviewing and recommending compensation and benefit plans for our executive officers and compensation policies for members of our board of directors and board committees;

•	reviewing the terms of offer letters and employment agreements and arrangements with our officers;

•	setting performance goals for our officers and reviewing their performance against these goals;

•	evaluating the competitiveness of our executive compensation plans; and

•	preparing the report that the SEC requires in our annual proxy statement.

A copy of the Compensation Committee charter is available on our website at www.aati.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, no member of the Compensation Committee was an officer or employee of AnalogicTech. During fiscal year 2006, no member of the Compensation Committee or executive officer of AnalogicTech served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, but all directors are encouraged to attend these meetings. Five of our directors attended the 2006 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Any stockholder who desires to contact any of the members of our Board of Directors may write to the following address: Board of Directors, c/o Corporate Secretary, Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085.

Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or our management or independent advisors, as the Secretary considers appropriate.

Directors’ Compensation

We have implemented a policy regarding the compensation of non-employee members serving on our Board of Directors. Pursuant to the policy, no director personally holding, excluding shares granted to such director in connection with service on the board, or otherwise employed by or affiliated with any company holding, more than one percent of our capital stock will be eligible for compensation for his or her services as a member of our Board of Directors. Messrs. Anderson, Lin, Subramaniam and Weatherford currently qualify for compensation under this policy. All qualifying board members are entitled to receive $25,000 per year of service, as well as $2,000 for each board meeting attended in person plus reimbursement for associated expenses or $1,000 for each board meeting attended by telephone. All qualifying board members also receive an initial option grant for the purchase of 36,000 shares of common stock upon the commencement of each three-year term of service on the board and an additional option grant for the purchase of 2,100 shares of common stock for each year of service on the board during such term. In addition, assuming that they are qualifying board members, the chairperson of the Board of Directors, the chairperson of the audit committee and the chairperson of the corporate governance and nominating committee each receive an additional $20,000 for each year of service plus an initial stock option grant of 12,000 shares of common stock upon the commencement of each three-year term of service as chairpersons. The exercise prices of all options granted pursuant to our director compensation policy is equal to the fair market value of our common stock on the date of grant.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and independent contractors of AnalogicTech, which is applicable to all principal executive, financial and accounting officers. Our Code of Business Conduct and Ethics can be accessed on our website at www.aati.com. AnalogicTech will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver. We inform and reiterate to our employees our Code of Business Conduct and Ethics at regular intervals and at our employee meetings.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2007. The decision of the Board of Directors to appoint Deloitte & Touche LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of AnalogicTech and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The following table presents the fees paid or accrued by AnalogicTech for the audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2005 and 2006:

	2005	2006
	(in thousands)
Audit Fees (1)	$463	$1,230
Audit-Related Fees (2)(3)	$581	$196
Tax Fees
Tax Compliance	$105	$150
Tax Advice	$331	$73

Total Fees	$1,480	$1,649

(1) Includes audit and quarterly review fees.
(2) With respect to 2005, includes initial public offering related costs and foreign statutory audits.
(3) With respect to 2006, includes secondary offering related costs and foreign statutory audits.

Audit Committee Pre-Approval Policy

Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by AnalogicTech’s independent auditors and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on August 3, 2005, the Audit Committee has pre-approved 100% of audit related and non-audit related services by AnalogicTech’s independent auditors.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS ANALOGICTECH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2007, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 44,561,653 shares of common stock outstanding on March 31, 2007.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Battery Ventures Funds (1)	3,266,667	7.3%
T. Rowe Price Associates, Inc. (2)	2,232,900	5.0%
Directors and Named Executive Officers:
Richard K. Williams (3)	2,720,546	6.1%
Parviz Ghaffaripour	0	—
Brian R. McDonald (4)	202,625	*
Allen K. Lam (5)	438,291	1.0%
Kevin D’Angelo (6)	464,741	1.0%
Jun-Wei Chen (7)	63,750	*
Samuel J. Anderson (8)	76,501	*
Kenneth P. Lawler (1)	3,266,667	7.3%
Jaff Lin (9)	22,443	*
Thomas Weatherford (10)	26,834	*
Chandramohan Subramaniam	0	—
Executive officers and directors as a group (11 persons) (11)	7,282,398	16.3%

(1)

Includes 3,136,000 shares held by Battery Ventures VI, L.P. and 130,667 shares held by Battery Investment Partners VI, LLC. The sole general partner of Battery Ventures VI, L.P. is Battery Partners VI, LLC. The managing members of Battery Partners VI, LLC are Thomas J. Crotty, Oliver D. Curme, Richard D. Frisbie, Morgan M. Jones, Kenneth P. Lawler (one of our directors), Mark H. Sherman, R. David Tabors and Scott R. Tobin, who hold voting and dispositive power for the shares held by Battery Ventures VI, L.P. Each of Messrs. Crotty, Curme, Frisbie, Jones, Lawler, Sherman, Tabors and Tobin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The managers of Battery Investment

Partners VI, LLC are Thomas J. Crotty and Oliver D. Curme, who hold voting and dispositive power for the shares held by Battery Investment Partners VI, LLC. Mr. Lawler is a member of Battery Investment Partners VI, LLC. Each of Messrs. Crotty, Curme and Lawler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Mr. Lawler and these funds is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, Massachusetts 02451.

(2)	The address of this entity is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)	Includes 549,750 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007. Also includes 59,608 shares held by Mr. Williams as custodian for the benefit of his two minor children.

(4)	Includes 41,250 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007.

(5)	Includes 37,500 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007. Also includes 25,250 shares held by Mr. Lam as custodian for the benefit of his minor child.

(6)	Includes 134,350 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007. Also includes 31,000 shares held by Mr. D’Angelo’s domestic partner.

(7)	Includes 63,750 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007.

(8)	Includes 11,501 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007.

(9)	Includes 10,443 shares held by Lin Family Trust. Mr. Lin, one of our directors, is the trustee of the Lin Family Trust. Mr. Lin disclaims beneficial ownership of the shares held by the Lin Family Trust except to the extent of his pecuniary interest therein. The address of Mr. Lin and the Lin Family Trust is 18340 Laurel Drive, Los Gatos, California 95030.

(10)	Includes 26,834 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007.

(11)	Includes 864,935 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s proxy statement on Schedule 14A.

Respectfully submitted by:

Samuel J. Anderson, Chairman

Kenneth P. Lawler

Jaff Lin

(1)	The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the AnalogicTech executive officers identified in the Summary Compensation Table (the “named executive officers”).

General

The Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) makes all decisions regarding base salaries of our executive officers, including the named executive officers. The Committee makes all of the decisions regarding incentive plan and other bonus awards, as well as stock option grants under AnalogicTech’s stockholder-approved 2005 Equity Incentive Plan (the “2005 Plan”).

We use competitive data from many sources to establish executive compensation. We have not adopted rigid policies tying executive compensation to one specific benchmark. After consultation with our finance department, Richard K. Williams, our chief executive officer, presents recommendations to the Committee. The Committee approves all adjustments to executive compensation with respect to salary, bonus and long-term incentives.

The day-to-day design and administration of health and paid time-off plans and policies applicable to salaried employees in general are handled by cross functional teams of our Human Resources, Finance and Legal Department employees. These cross functional teams meet one or more times per quarter. The Board remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

AnalogicTech’s Business Environment

AnalogicTech operates in the extremely competitive industry of power management semiconductors. The Board believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution and financial performance.

Compensation Program Objectives and Rewards

AnalogicTech’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our long term objectives by maintaining and adhering to a competitive compensation philosophy. The programs’ objectives are to:

•

Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation that is competitive within AnalogicTech’s industry. The Committee sets base salaries, performance-based bonuses, equity-based compensation and benefits competitively so that AnalogicTech can attract and retain executive management;

•

Encourage the achievement of AnalogicTech’s long-range objectives by providing performance-based bonuses which relate directly to the achievement of individual performance factors and strategic objectives such as enhancing stockholder value. Executive performance-based bonuses consider financial metrics such as sales revenues, gross margins and operating income on a company level and performance against management objectives on an individual level;

•

Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within AnalogicTech’s industry; and

•	Promote a direct relationship between compensation and AnalogicTech’s performance by facilitating executive officer stock ownership through stock option awards.

All of AnalogicTech’s compensation and benefits for its named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed while upholding our values in a highly competitive marketplace.

•	Base salary and benefits are designed to attract and retain employees over time.

•

Long-Term Incentives—stock options under the 2005 Plan—focus executives’ efforts on the behaviors within the recipients’ control that they believe are necessary to ensure our long-term success, as reflected in increases to our stock price, growth in its earnings per share and other elements.

•

Severance and change in control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The change in control arrangement with certain of our executive officers encourages employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.

The Elements of AnalogicTech’s Compensation Program

Base Salary. The Committee reviews and approves salaries for our chief executive officer, chief financial officer and other executive officers. Base salaries are established by the Committee based upon competitive compensation data as well as each person’s job responsibilities, level of experience, individual performance and contributions to the business. Base salary decisions are based upon these factors and the Committee uses its discretion and judgment when considering the various factors to come to a final salary figure. The Committee generally seeks input from our chief executive officer, Richard K. Williams, and our chief financial officer, Brian R. McDonald, when discussing performance of, and compensation levels for, executives other than themselves. None of our executives participate in deliberations relating to their own compensation.

Base salary and non-equity incentive plan compensation are the elements of compensation that are used in determining the amount of contributions permitted under AnalogicTech’s 401(k) Plan.

Annual Cash Incentives and Non-Equity Incentive Plan Awards.

Annual incentive bonuses. Annual incentive bonuses for executive officers are intended to reflect the Board’s belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of AnalogicTech, as well as the individual contribution of each executive officer. During fiscal 2006, the Committee determined annual discretionary bonuses for our chief executive officer and other executive officers based on a number of factors, including our financial performance for the fiscal year and the individual contribution of each executive officer.

Patent Award. AnalogicTech encourages employees to patent their inventions by offering a cash bonus for the filing and successful prosecution of a patent. The patent incentive includes a cash award at the time of filing and a second cash award paid at the time the patent is issued. Our general counsel reviews patent activity on a quarterly basis and our chief executive officer reviews the general counsel’s findings. Once it is determined that an employee has patented an invention, our human resources director instructs the payroll department to award the cash bonus to the recipient.

Author’s Award. Employees who author technical articles and make technical presentations that result in positive publicity for AnalogicTech are given a cash bonus of $2,400 for each new non-solicited technical publication and $3,000 for each invited technical publication. Our manager of marketing and communication tracks all published articles and presentations throughout the year. If it is determined that an employee has authored an article or made a technical presentation, upon approval of the director of marketing, the manager of marketing and communication submits a copy of the published article or presentation to the human resources director. Finally, the human resources director instructs our payroll department to award the cash bonus to the recipient.

President’s Award. AnalogicTech rewards with a cash bonus of $10,000 those employees, other than the chief executive officer, chief operating officer and chief financial officer, who have made a significant contribution to our success as demonstrated by technological innovation, significant system improvement or sales. AnalogicTech measures success based on an employee’s financial contribution or impact. Our chief executive officer recommends and approves award recipients in this category and directs our payroll department to award the cash bonus to the recipient.

Long-Term Stock Option Incentives. The Board provides our executive officers with long-term incentive compensation through grants of options to purchase our common stock. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. The exercise price of stock option grants is set at fair market value on grant date. Under the 2005 Plan, AnalogicTech may not grant stock options at a discount to fair market value. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of AnalogicTech’s stockholders and to provide each executive officer with a significant incentive to manage AnalogicTech from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. Because a financial gain from stock options is only possible after the price of AnalogicTech common stock has increased, we believe that grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of AnalogicTech common stock, which benefits all AnalogicTech stockholders.

The options also utilize vesting periods that encourage key executives to continue in our employ. The Board considers the grant of each option, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2006, our executive officers were granted stock options to purchase 390,000 shares of our common stock.

Stock options granted since 2005 are generally exercisable over a four-year period, are vested as to 25% after one year and 6.25% quarterly thereafter and expire ten years from the grant date.

AnalogicTech does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. AnalogicTech’s options are granted at fair market value on a fixed date or event (such as the first business day of the month if within stated guidelines), with all required approvals obtained on the actual grant date. All grants to executive officers require the approval of the Committee. Fair market value has been consistently determined as the closing price on NASDAQ on the grant date.

Under the 2005 Plan, we are permitted to issue stock options, restricted stock units, restricted stock, stock appreciation rights, performance units and performance shares, although to date we have only issued stock options. We may begin utilizing restricted stock and/or restricted stock units as additional forms of equity compensation incentives.

Benefits. As salaried, U.S.-based employees, the named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. AnalogicTech’s qualified 401(k) Plan allows all employees to contribute up to the annual limits imposed by the Internal Revenue Code on a pre-tax basis. We provide a 100% match on the first 2% of an employee’s contribution and 50% match on the second 2% of an employee’s contribution, which vests over a four-year period. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. The 401(k) Plan is designed to provide for distributions in a lump sum or installments after termination of service. However, loans and in-service distributions are permitted under certain circumstances such as hardship, attainment of age 59 1/2 for disability.

The Company supports competitive benefit plans for its foreign employees consistent with reasonable regional standards.

Perquisites. AnalogicTech’s named executive officers, along with other senior management employees, are provided a limited number of perquisites whose primary purpose is our desire to minimize distractions from the executives’ attention to important AnalogicTech initiatives. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees.

We provide reimbursement for tax preparation and advice. The value is taxable to executives. This perquisite is intended to encourage executives to engage knowledgeable experts to assist with tax planning and is quantified in the Summary Compensation Table on page 21. We also provide our executives with a monthly automobile allowance, which is quantified in the Summary Compensation Table on page 21.

We do not provide the named executive officers with other perquisites such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not currently provide loans to executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table discloses compensation received by AnalogicTech’s chief executive officer, chief financial officer and three other most highly paid executive officers at the end of fiscal 2006 (collectively, the “named executive officers”) for the fiscal year ending December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer	2006	$292,612	—	$763,439	$35,376	$52,685	(3)	$1,144,112
Brian R. McDonald, Chief Financial Officer and Vice President of Worldwide Finance	2006	$237,387	—	$491,141	$30,744	$21,595	(4)	$780,867
Kevin D’Angelo Vice President of Design	2006	$246,925	—	$246,421	$12,495	$28,070	(5)	$533,911
Allen K. Lam, Vice President of Worldwide Operations	2006	$228,063	—	$265,187	$28,762	$13,870	(6)	$535,882
Dr. Jun-Wei Chen, Vice President of Technology	2006	$196,200	—	$188,511	$24,595	$8,427	(7)	$417,733

(1)	The Company’s cash bonuses are paid under an incentive plan and therefore are reported in the column “Non-Equity Incentive Plan Compensation.”

(2)	For a description of the non-equity incentive plan see “Grants of Plan Based Awards for 2006.”

(3)	Includes $25,500 for a patent bonus award, $11,040 for auto allowance and $16,145 for 401(k) plan matching contribution, tax preparation advice and services and life insurance premiums.

(4)	Includes $11,040 for auto allowance and $10,555 for 401(k) plan matching contribution, tax preparation advice and services and life insurance premiums.

(5)	Includes $11,040 for auto allowance and $17,030 for a patent bonus award, 401(k) plan matching contribution, tax preparation advice and services, life insurance premiums and domestic partner insurance.

(6)	Includes auto allowance, 401(k) plan matching contribution and life insurance premiums.

(7)	Includes a patent bonus award, 401(k) plan matching contribution and life insurance premiums.

The following table provides information regarding grants of stock options and other plan based awards to each of our named executive officers during the fiscal year ended December 31, 2006. All stock options were granted under our 2005 Equity Incentive Plan.

GRANTS OF PLAN-BASED AWARDS FOR 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer	3/16/2006 11/6/2006	— —	$147,400 —	— —	— 100,000	$	— 5.71	$	— 280,824
Brian R. McDonald, Chief Financial Officer and Vice President of Worldwide Finance	3/16/2006 11/6/2006	— —	$126,000 —	— —	— 100,000	$	— 5.71	$	— 280,824
Kevin D’Angelo, Vice President of Design	3/16/2006 11/6/2006	— —	$124,950 —	— —	— 50,000	$	— 5.71	$	— 140,412
Allen K. Lam, Vice President of Worldwide Operations	3/16/2006 11/6/2006	— —	$117,875 —	— —	— 80,000	$	— 5.71	$	— 224,659
Jun-Wei Chen, Vice President of Technology	3/16/2006 11/6/2006	— —	$100,800 —	— —	— 50,000	$	— 5.71	$	— 140,412

The following table presents certain information concerning the outstanding option awards held as of December 31, 2006 by each named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer	11/24/2003	253,500	126,750	$0.46	11/24/2013
	9/14/2004	225,000	225,000	$0.46	9/14/2014
	10/26/2005	47,500	142,500	$12.34	10/26/2015
	11/6/2006	0	100,000	$5.71	11/16/2016
Brian R. McDonald, Chief Financial Officer and Vice President of Worldwide Finance	8/10/2004	87,500	175,000	$0.46	8/10/2014
	10/26/2005	27,500	82,500	$12.34	10/26/2015
	11/6/2006	0	100,000	$5.71	11/6/2016
Kevin D’Angelo, Vice President of Design	8/31/2002	89,250	0	$0.46	8/31/2012
	11/24/2003	62,000	46,000	$0.46	11/24/2013
	9/14/2004	50,000	50,000	$0.46	9/14/2014
	10/26/2005	22,500	67,500	$12.34	10/26/2015
	11/6/2006	0	50,000	$5.71	11/6/2016
Allen K. Lam, Vice President of Worldwide Operations	10/26/2005	25,000	75,000	$12.34	10/26/2015
	11/6/2006	0	80,000	$5.71	11/6/2016
Jun-Wei Chen, Vice President of Technology	2/23/2005	0	112,500	$6.00	2/23/2015
	10/26/2005	17,500	52,500	$12.34	10/26/2015
	11/6/2006	0	50,000	$5.71	11/6/2016

The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2006, including the value of gains on exercise and the value of the stock awards.

OPTION EXERCISES AND STOCK VESTED

OPTION AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer	—	—
Brian R. McDonald, Chief Financial Officer and Vice President of Worldwide Finance	—	—
Kevin D’Angelo, Vice President of Design	28,000	$338,800
Allen K. Lam, Vice President of Worldwide Operations	—	—
Jun-Wei Chen, Vice President of Technology	37,500	$186,462

The following table presents the compensation received by our directors for fiscal year 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Jaff Lin	$17,500	$16,218	(1)	$33,718
Samuel J. Anderson	$54,000	$17,736		$71,736
Kenneth P. Lawler	—	—		—
Thomas Weatherford	$53,000	$17,736		$70,736
Alan E. Ross	$54,000	$114,033		$168,033

(1)	Relates to a stock option granted in 2007 in connection with Mr. Lin’s service as a director in 2006.

Employment Agreements and Change of Control Arrangements

In September 1998, we entered into an employment offer letter with Richard K. Williams, our President, Chief Executive Officer and Chief Technical Officer. Mr. Williams’ employment is at-will, and either we or Mr. Williams may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. Williams an initial annual salary of $120,000, a signing bonus of $120,000 and a quarterly bonus of $16,000. Payment of these bonus amounts was deferred, with the quarterly bonus accruing from Mr. Williams’ start date, until the earliest to occur of our achieving profitability, our initial public offering, our acquisition or our liquidation. We have paid all deferred amounts in full. We also agreed to grant Mr. Williams an option to purchase 975,000 shares of our common stock at an exercise price of $0.066 per share and an option to purchase 287,757 shares of our common stock at an exercise price of $0.40 per share. These options vested annually over four years from Mr. Williams’ start date. If we terminate Mr. Williams’ employment without cause, he will be entitled to continue to receive payment of his base salary and insurance benefits for two weeks following the date of termination, as well as any accrued and unpaid bonus amounts.

In June 2004, we entered into an employment offer letter with Brian R. McDonald, our Chief Financial Officer and Vice President of Worldwide Finance. Mr. McDonald’s employment is at-will, and either we or Mr. McDonald may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. McDonald an annual salary of $210,000 and provided an initial option grant to purchase 350,000 shares of our common stock at $0.46 per share, vesting annually over four years. In the event of a change in control of our company and if Mr. McDonald’s employment is involuntarily terminated within 12 months of such change of control, then the unvested portion of this option shall automatically accelerate and become fully vested and exercisable. In addition, if we terminate Mr. McDonald’s employment without cause within six months following the end of the employment with us of our current Chief Executive Officer, Richard K. Williams, Mr. McDonald will be entitled to continue to receive payment of his base salary and insurance benefits for six months following his termination, and the vesting of all of Mr. McDonald’s options or restricted stock will immediately accelerate by six months from the date of termination.

In February 2007, we entered into an employment offer letter with Parviz Ghaffaripour, our Executive Vice President and Chief Operating Officer. Mr. Ghaffaripour’s employment is at-will, and either we or Mr. Ghaffaripour may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. Ghaffaripour an annual salary of $275,000 and provided an initial option grant to purchase 500,000 shares of our common stock at $5.57 per share, vesting at a rate of 25% on February 7, 2008 and an additional 6.25% per quarter after February 7, 2008. In addition, if we terminate Mr. Ghaffaripour’s employment without cause, and if Mr. Ghaffaripour executes and does not revoke a release of all claims, Mr. Ghaffaripour will receive a severance package of 6 months continued base salary and health benefits and 6 months of accelerated vesting of stock options. Further, under the terms of the employment offer letter and our standard Change of Control Agreement for executive officers, in the event that within 12 months following a change of control, Mr. Ghaffaripour’s employment is terminated without cause or is constructively terminated, Mr. Ghaffaripour will receive a lump sum payment equal to 12 months of his base salary, and all unvested stock options granted to Mr. Ghaffaripour will become 50% vested.

In May 2005, our Board of Directors authorized a form of change of control agreement for each of our current and future officers of a level of Vice President and above. The change of control agreement provides that in the event the employee is terminated without cause, or is constructively terminated, within 12 months of a change of control of AnalogicTech (including a merger or sale of assets), 100% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our Chief Executive Officer and Chief Financial Officer and 50% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our other officers of a level of Vice President and above. In this event, the employee will also receive continued salary and benefits for 12 months following the termination date. For purposes of this agreement, “stock rights” means all options or rights to acquire shares of our common stock and includes all options granted under our 1998 Stock Plan and 2005 Equity Incentive Plan. Each of our current and future officers of a level of Vice President and above has entered into a change of control agreement with these terms or will enter into such agreement at the time such person is hired, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2006, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements, with the exceptions noted herein. One late Form 4 was filed by Ashok Chandran, our Corporate Controller, on March 1, 2006 to report an option exercise of 13,125 shares of common stock on February 7, 2006. One late Form 4 was filed by Allen K. Lam, our Vice President of Worldwide Operations, on December 4, 2006 to report the sale of 50,000 shares of common stock that occurred on November 1, 2006. In making these statements, AnalogicTech has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to AnalogicTech and the written representations of its directors, executive officers and 10% stockholders.

Rule 10b5-1 Plan Information

Certain of our insiders, including Richard K. Williams, our President, Chief Executive Officer and Chief Technical Officer, Brian R. McDonald, our Chief Financial Officer and Vice President of Worldwide Finance, Kevin P. D’Angelo, our Vice President of Engineering, Allen K. Lam, our Vice President of Worldwide Operations, have entered into trading plans in accordance with Rule 10b5-1 under the Exchange Act of 1934, as amended, and our Insider Trading Policy. These plans, commonly referred to as 10b5-1 plans, allow insiders to gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock. Rule 10b5-1 allows individuals to set up plans governing future purchases and sales of a company’s stock at a time when they are not aware of material nonpublic information, even though the individual may be aware of such information when these trades are completed. The plans adopted by these AnalogicTech individuals were adopted during an authorized trading period when the individuals were not in possession of material, non-public information. Sales made pursuant to these 10b5-1 plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Additional directors, officers or other employees may establish such plans in the future.

Equity Compensation Plan Information

We currently maintain three equity-based compensation plans that have been approved by the stockholders – the 1998 Stock Plan, which was approved by the stockholders in 1998, the 2005 Equity Incentive Plan, which was approved by the stockholders in 2005, and the 2005 Employee Stock Purchase Plan, which was approved by the stockholders in 2005. The following table sets forth, for each of AnalogicTech’s equity-based compensation plans, the number of shares of AnalogicTech common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2006:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	(1) 7,406,227	$5.64	(2) 2,355,529
Equity compensation plans not approved by security holders	0	—	0
Total	7,406,227	$5.64	2,355,529

(1)	Includes outstanding stock options for 3,589,422 shares under the 1998 Stock Plan and 3,816,805 shares under the 2005 Equity Incentive Plan.

(2)	Includes 2,355,529 shares for the 2005 Equity Incentive Plan. On January 1 of each year during the term of the 2005 Equity Incentive Plan, the total number of shares available for award purposes under the 2005 Equity Incentive Plan will increase by the lesser of (i) 3% of the outstanding shares of our common stock on the first day of our fiscal year, (ii) 2,000,000 shares or (iii) such other amount as our Board of Directors may determine. The aggregate number of shares available for issuance under the 2005 Equity Incentive Plan increased by 1,321,942 shares on January 1, 2007. The data presented in this table was calculated as of December 31, 2006 and does not reflect the January 1, 2007 increase. As of December 31, 2005, we ceased offering periods under the 2005 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Stock Option Grants

Certain stock option grants to our directors and executive officers and related option grant policies are described herein under the captions “Compensation Discussion and Analysis”, “Grants of Plan-Based Awards for 2006”, “Outstanding Equity Awards at Fiscal Year End”, “Option Exercises and Stock Vested” and “Director Compensation.”

Indemnification Agreements of Officers and Directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have indemnification agreements for our directors and officers.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committee) and Rule 2-07 of SEC Regulation S-X. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2006.

Respectfully submitted by:

Thomas Weatherford, Chairman

Samuel J. Anderson

Kenneth P. Lawler

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 30, 2007

/s/ Brian R. McDonald

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

June 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Advanced Analogic Technologies Incorporated hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2007, and hereby appoints Richard K. Williams and Brian R. McDonald, and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares of the undersigned at the Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated to be held on June 25, 2007, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

FOLD AND DETACH HERE

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

Please Mark Here For Address Change or Comments

SEE REVERSE SIDE

FOR

AGAINST

ABSTAIN

1. To vote for and elect the nominees listed below to serve as Class II directors of the corporation to serve for a term of three years expiring on the 2010 Annual Meeting of Stockholders, or in the event that the nominees listed below become unavailable or decline to serve as a director at the time of the Annual Meeting, to vote for and elect any nominee who is designated by the current board of directors to fill the vacancy:

Nominees:

(01) Samuel J. Anderson (02) Kenneth P. Lawler

FOR all nominees except those written on the line below:

2. To vote for and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year expiring on December 31, 2007, and

3. Transact any such other business as may properly come before the meeting or any adjournment or postponement thereof.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Signature

Signature

Dated

(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/aati

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Mail

Mark, sign and date your proxy card and return in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.